EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Swiss Medica, Inc. on Form SB-2 of our report, dated March 22, 2004 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ Russell Bedford Stefanou Mirchandani  LLP
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Russell Bedford Stefanou Mirchandani  LLP

McLean, Virginia
May 14, 2004